UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 2023

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

On March 24, 2023, iBio CDMO LLC, a wholly owned subsidiary of iBio, Inc. (the “Company”) and Woodforest National Bank (“Woodforest”) entered into the Fourth Amendment to the Credit Agreement (the “Fourth Amendment”) that was entered into on November 1, 2021, as amended (the “Credit Agreement”), which within the Fourth Amendment Woodforest agreed to (i) reduce the percentage of any payment to Woodforest the Company is required to make from the proceeds of sales of its common stock under its at-the-market facility from 40% to 20%, (ii) reduce the percentage of any payment to Woodforest the Company is required to make from the proceeds of sales of its equipment from 40% to 20%, and (iii) allow the Company to retain $2,000,000 million of the $5,100,000 million that the Company received from Fraunhofer USA Inc. (“Fraunhofer”) as part of its legal settlement with them (the “Fraunhofer Settlement Funds”), with the remaining $3,000,000 million being held in a Company account at Woodforest.  In addition, the Company is obligated to (y) deliver to Woodforest an executed copy of a purchase agreement (the “Purchase Agreement”) for the sale of the 130,000 square foot cGMP manufacturing facility in Bryan, Texas, no later than April 14, 2023, and (z) pay to Woodforest a fee in the amount of $75,000 on the earlier of the date of the closing of the Purchase Agreement, or the Maturity Date (as defined in the Credit Agreement).  No assurance can be given that the Company will be able to enter into a Purchase Agreement no later than April 14, 2023, as required by the Fourth Amendment despite ongoing negotiations undertaken for such sale.  The failure to enter into a Purchase Agreement no later than April 14, 2023 is an immediate default under the Credit Agreement.

On March 17, 2023, the Company received a payment of $5,100,000 from Fraunhofer related to the Fraunhofer Settlement Funds and in accordance with the Fourth Amendment, transferred $3,000,0000 to a Company account at Woodforest on March 24, 2023.

In addition, on March 24, 2023, the Company, as guarantor, entered into the Fourth Amendment to the Guaranty, which was executed on November 1, 2021, as amended (the “Guaranty”), which reduced the Liquidity Covenant (as defined in the Credit Agreement, which required the Company to maintain a certain level of unrestricted cash) from $7,500,000 to $1,000,000.

The descriptions of the Fourth Amendment to the Credit Agreement and the Fourth Amendment to the Guaranty do not purport to be complete and are qualified in their entirety by reference to the Fourth Amendment to the Credit Agreement and the Fourth Amendment to the Guaranty, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

The information set forth in Item 8.01 is incorporated by reference into this Item 2.02.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01. Other events

During the first calendar quarter of 2023, the Company has received an aggregate of approximately$3.8 million from (i) the sale of the Company’s common stock by Cantor Fitzgerald & Co. as sales agent pursuant to the Controlled Equity Offering SM Sales Agreement, dated as of November 25, 2020, and (ii) the exercise of a portion of the Series A and Series B warrants issued by the Company in the offering that closed on December 9, 2022.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number 10.1	Exhibit Description Fourth Amendment to Credit Agreement dated March 24, 2023 between iBio CDMO LLC and Woodforest National Bank and Fourth Amended Guaranty of iBio, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: March 30, 2023	By:	/s/ Marc A. Banjak
		Name:	Marc A. Banjak
		Title:	General Counsel and Corporate Secretary